Exhibit 10.24

PURCHASE AGREEMENT

by and among

VANGUARD NATURAL RESOURCES, LLC,

MAJEED S. NAMI

and

LEHMAN BROTHERS MLP OPPORTUNITY FUND L.P.,

THIRD POINT PARTNERS LP,

THIRD POINT PARTNERS QUALIFIED LP

and

BLRTQS Partners

i

Schedules and Exhibits

Schedule 1 — List of Purchasers and Commitment Amounts

Schedule 3.1(k) — Issuance of the Purchased Securities

Schedule 3.1(r) — Future Assignments

Schedule 3.1(w) — Changes

Schedule 3.1(y) — Related Party Transactions

Schedule 3.1(z) — No Litigation

Schedule 3.1(bb) — No Side Agreements

Schedule 3.1(cc) — Taxes

Schedule 3.1(hh) — Material Contracts

Exhibit A — Form of Vinson & Elkins L.L.P. Legal Opinion

Exhibit A-1 — Form of Legal Opinion regarding Qualifying Income

Exhibit A-2 — Form of Wyatt, Tarrant & Combs, LLP Legal Opinion

Exhibit B — Registration Rights Agreement

Exhibit C — Company LLC Agreement

Exhibit D — Financial Statements

ii

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”) is dated as of April 18, 2007 by and among VANGUARD NATURAL RESOURCES, LLC, a Delaware limited liability company (the “Company”), Majeed S. Nami (“Nami”) and LEHMAN BROTHERS MLP OPPORTUNITY FUND L.P., a Delaware limited partnership, THIRD POINT PARTNERS LP, a Delaware limited partnership, THIRD POINT PARTNERS QUALIFIED LP, a Delaware limited partnership, and BLRTQS Partners, a general partnership (individually, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, the Company desires to issue and sell to each Purchaser, and each Purchaser desires to purchase from the Company, certain securities of the Company as more fully described in this Agreement; and

WHEREAS, it is a condition to this Agreement that the Company provide Purchasers with certain registration rights as set forth in the Registration Rights Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, agree as follows:

ARTICLE I
DEFINITIONS

1.1           Definitions.  The following terms have the meanings indicated:

“Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble hereto.

“Assignment Agreements” means the contribution agreements and the assignment and bill of sale agreements entered into to effect the transactions set forth in Schedule 3.1(r) and in Section 2 of Schedule 3.1(y) hereto.

“Business Day” means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in New York, New York.

“Class B Units” has the meaning assigned to such term in the Company LLC Agreement.

“Closing” means the closing of the purchase and sale of the Purchased Securities pursuant to Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2 of this Agreement.

“Commission” means the Securities and Exchange Commission.

“Commitment Amount” means the amount set forth opposite each Purchaser’s name on Schedule 1 to this Agreement, which shall be the product of the number of Common Units purchased by such Purchaser times the Per Unit Purchase Price.

“Common Units” has the meaning assigned to such term in the Company LLC Agreement.

“Company” has the meaning set forth in the preamble hereto.

“Company LLC Agreement” means that Amended and Restated Limited Liability Company LLC Agreement of the Company, dated April 18, 2007, in substantially the form attached hereto as Exhibit C.

“Company Parties” means the Company, the Operating Company and the Operating Subsidiaries.

“Credit Agreement” means the Credit Agreement dated as of January 3, 2007 among Nami Holding Company, LLC, Citibank, N.A. as Administrative Agent, various lenders named therein, Citibank, N.A. as Co-Lead Arranger, Sole Bookrunner and Co-Syndication Agent and BNP Paribas as Co-Lead Arranger and Co-Syndication Agent.

“Delaware LLC Act” means the Delaware Limited Liability Company Act, as amended from time to time.

“Environmental Laws and Regulations” means all laws, rules, regulations, ordinances, orders or other legally enforceable requirements of any governmental authority relating to pollution, nuisance, the environment, natural resources or the protection of public heath and safety including, without limitation, (i) the Federal Clean Air Act, 42 U.S.C. §§ 7401 et seq.; (ii) the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq.; (iii) the Federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. §§ 1101 et seq.; (iv) the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; (v) the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq.; (vi) the Solid Waste Disposal Act, 42 U.S.C. §§ 6901 et seq.; (vii) the Safe Water Drinking Act, 42 U.S.C. §§ 300f et seq.; (viii) the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; (ix) emissions, discharges, releases, or threatened releases of any Hazardous Material; and (x) the manufacture, processing, distribution, use, coverage, disposal, transportation, storage or handling of any Hazardous Material.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial Models” means the pro forma and historical financial information contained in those certain materials titled “Financial Information”, a copy of which was provided to the Purchasers on March 29, 2007.

“Financial Statements” means consolidated financial statements of the Operating Company for the year ended December 31, 2006.

“Hazardous Materials” means any hazardous, infectious or toxic substance, chemical, pollutant, contaminant, emission or waste which is regulated or requires removal, remediation or reporting under any Environmental Laws and Regulations or by any local, state, federal or foreign authority.  Hazardous Materials include, without limitation, anything which is:  (i) defined as a “pollutant” pursuant to 33 U.S.C. § 1362(6); (ii) defined as a “hazardous waste” pursuant to 42 U.S.C. § 6921; (iii) defined as a “regulated substance” pursuant to 42 U.S.C. § 6991; (iv) defined as a “hazardous substance” pursuant to 42 U.S.C. § 9601(14); (v) defined as a “pollutant or contaminant” pursuant to 42 U.S.C. § 9601(33); (vi) petroleum; (vii) asbestos; and (viii) polychlorinated biphenyl.

“Hydrocarbon Interests” means all rights, titles, interests and estates now owned or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases (including subleases), oil, gas and casinghead gas leases, or other liquid or gaseous hydrocarbon leases, mineral fee or lease interests, other oil, gas and mineral leasehold fee or term interests, farm outs, overriding royalty and royalty interests, net profits interests, net revenue interests, carried interests, oil payments, production payment interests and similar mineral interests, including any reserved, reversionary or residual interest of whatever nature.

“Indemnified Party” has the meaning set forth in Section 5.2(d) of this Agreement.

“Indemnifying Party” has the meaning set forth in Section 5.2(d) of this Agreement.

“IPO” means the initial public offering of Common Units by the Company that results in the Common Units being listed for trading on the New York Stock Exchange or the Nasdaq Global Market or any affiliate of the New York Stock Exchange or the Nasdaq Global Market.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, reasonable attorneys’ fees.

“Material Adverse Effect” has the meaning set forth in Section 3.1(a) of this Agreement.

“Nami” has the meaning set forth in the preamble hereto.

“Notice” has the meaning set forth in Section 6.2 of this Agreement.

“Oil and Gas Properties” means all of the Company Parties’ Hydrocarbon Interests; personal property and/or real property now or hereafter pooled or unitized with Hydrocarbon Interests; currently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any governmental body having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; pipelines, gathering lines, compression facilities, tanks and processing plants; oil wells, gas wells, water wells, injection wells, platforms, spars or other offshore facilities, casings, rods, tubing, pumping units and engines, Christmas trees, derricks, separators, gun barrels, flow lines, gas systems (for gathering, dehydration, treating and compression), and water systems (for treating, disposal and injection); interests held in royalty trusts whether currently existing or hereafter created; hydrocarbons in and under and which may be produced, saved, processed or attributable to the Hydrocarbon Interests, the lands covered thereby and all hydrocarbons in pipelines, gathering lines, tanks and processing plants and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; tenements, hereditaments, appurtenances and personal property and/or real property in any way appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, and all rights, titles, interests and estates described or referred to above, including any and all real property, now owned or hereafter acquired, used or held for use in connection with the operating, working or development of any of such Hydrocarbon Interests or personal property and/or real property and including any and all surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Operating Company” means Vanguard Natural Gas, LLC (formerly known as Nami Holding Company, LLC), a Kentucky limited liability company.

“Operating Company LLC Agreement” means that certain Amended and Restated Operating Agreement of the Operating Company, dated December 26, 2006.

“Operating Subsidiaries” means Trust Energy Company, LLC, a Kentucky limited liability company and Ariana Energy LLC, a Tennessee limited liability company.

“Patriot Act” has the meaning set forth in Section 3.3(p) of this Agreement.

“Per Unit Purchase Price” shall mean $18.00.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or any court or other federal, state, local or other governmental authority or other entity of any kind.

“PowerPoint Presentation” means the PowerPoint presentation titled “Investor Meetings”, a copy of which was provided to the Purchasers on March 29, 2007.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prohibited Investor” has the meaning set forth in Section 3.3(p) of this Agreement.

“Purchased Securities” has the meaning set forth in Section 2.1 of this Agreement.

“Purchaser” has the meaning set forth in the preamble to this Agreement.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of April 18, 2007, by and among the Company and the Purchasers in substantially the form attached hereto as Exhibit B.

“Related Party Agreements” means the agreements identified in Sections 1 and 3 of Schedule 3.1(y) hereto.

“Release” means the active or passive spilling, emitting, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the indoor or outdoor environment.

“Reserve Report” means the Reserve Report prepared by Netherland Sewell & Associates, Inc. covering the Company’s natural gas and crude oil reserve information as of December 31, 2006.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares or member interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, (b) a partnership (whether general or limited) or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership or member of such limited liability company, but only if more than 50% of the Company or member interests of such partnership or limited liability company (considering all of the Company or member interests of the Company or limited liability company as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation, partnership or limited liability company) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Total Commitment Amount” means $41,220,000.

“Transaction Documents” means this Agreement, the Assignment Agreements, the Company LLC Agreement and the Registration Rights Agreement, the Related Party

Agreements and any other agreements executed in connection with the transactions contemplated hereunder.

“Transactions” means the consummation of the transactions contemplated by the Transaction Documents.

“Transfer Agent” the meaning set forth in the Company LLC Agreement.

“VNR Holdings” means VNR Holdings, LLC, a Delaware limited liability company.

ARTICLE II
PURCHASE AND SALE

2.1           Purchase.  Subject to the terms and conditions hereof, each Purchaser, severally and not jointly, hereby agrees to purchase from the Company and the Company hereby agrees to issue and sell to each Purchaser, such number of Common Units as is set forth under the column entitled “Common Units” on Schedule 1 of this Agreement (the “Purchased Securities”) on the terms and subject to the conditions provided for herein.

2.2           Closing.  The consummation of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Vinson & Elkins L.L.P., 2500 First City Tower, 1001 Fannin, Houston, Texas 77002 on April 18, 2007 (the “Closing Date”).

2.3           Deliveries.

(a)           At the Closing, subject to the terms and conditions hereof, the Company will deliver, or cause to be delivered, to each Purchaser:

(i)            the Purchased Securities by delivery of certificates evidencing such Purchased Securities at the Closing meeting the requirements of the Company LLC Agreement, all free and clear of any liens, encumbrances, security interests, equities, charges or claims of any other Person or other restrictions whatsoever (other than those arising under the Company LLC Agreement or state or federal securities laws);

(ii)           Certificates of the Secretary of State of the State of Delaware and the State of Kentucky, each dated as of a recent date, that each of the Company and the Operating Company is in good standing or existence, as the case may be;

(iii)          Certificates of the Secretary of State of the State of Kentucky and the State of Tennessee, each dated as of a recent date, that the applicable Operating Subsidiary is in good standing or existence, as the case may be;

(iv)          An opinion addressed to the Purchasers from Vinson & Elkins L.L.P., dated as of the Closing, in the form and substance attached hereto as Exhibit A;

(v)           A qualifying income opinion addressed to the Company from Vinson & Elkins L.L.P. dated as of the Closing, in the form and substance attached hereto as Exhibit A-1;

(vi)          An opinion addressed to the Purchasers from Wyatt, Tarrant & Combs, LLP, dated as of the Closing, in the form and substance attached hereto as Exhibit A-2;

(vii)         The Registration Rights Agreement, which shall have been duly executed by the Company; and

(b)           At the Closing, subject to the terms and conditions hereof, each Purchaser will deliver, or cause to be delivered to the Company:

(i)            The Commitment Amount in United States dollars in immediately available funds, by wire transfer to an account designated in writing by the Company prior to the Closing;

(ii)           The Registration Rights Agreement, which shall have been duly executed by such Purchaser;

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company Parties.  The Company hereby represents and warrants to each Purchaser that, as of Closing, after giving effect to transactions contemplated by this Agreement:

(a)           Company and VNR Holdings Formation.  Each of the Company and VNR Holdings has been duly formed and is validly existing as a limited liability company under the laws of the state of Delaware, with limited liability company power and authority to own or lease its properties and to conduct its business in all material respects as currently conducted, and is duly qualified or registered as a foreign limited liability company for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification or registration (except where the failure to be so qualified or registered would not, singly or in the aggregate, reasonably be expected to have a material adverse effect upon the business, prospects, financial condition or results of operations of the Company Parties, taken as a whole, or subject the Company Parties or the holders of Common Units to any material liability (a “Material Adverse Effect”)).

(b)           Operating Company Formation.  The Operating Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the state of Kentucky, with limited liability company power and authority to own or lease its properties, to conduct its business, in each case in all material respects as currently conducted, and is duly qualified or registered as a foreign limited liability company for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification (except where the failure to be so qualified would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect).

(c)           Operating Subsidiary Formation.  Each of the Operating Subsidiaries has been duly formed and is validly existing in each case in good standing as a limited liability company under the applicable laws of the state of its formation, with all necessary limited liability company power and authority to own or lease its properties and to conduct its business, in each case in all material respects as currently conducted.  Each of the Operating Subsidiaries is duly registered or qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification (except where the failure to be so qualified would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect).

(d)           Ownership of the Operating Company and VNR Holdings.  The Company owns 100% of the member interest in each of the Operating Company and VNR Holdings; such member interests have been duly authorized and validly issued in accordance with the applicable limited liability agreements and are fully paid (to the extent required under the applicable limited liability agreement) and nonassessable (except as such nonassessability may be affected by KRS 275.230 or Section 18-607 of the Delaware LLC Act, as applicable and otherwise by matters contained in the applicable limited liability agreement).  The Company owns such member interests free and clear of all liens, encumbrances (except for restrictions on transferability as contained in the applicable limited liability agreement), security interests, charges or claims (except for liens created pursuant to the Credit Agreement).

(e)           Ownership of the Operating Subsidiaries.  The Operating Company owns 100% of the member interest in each of the Operating Subsidiaries; such member interests have been duly authorized and validly issued in accordance with the Operating Subsidiaries’ limited liability company agreements and are fully paid (to the extent required under the Operating Subsidiaries’ limited liability company agreement) and nonassessable (except as such nonassessability may be affected by KRS 275.230 and otherwise by matters contained in the Operating Subsidiaries’ limited liability company agreements).  The Operating Company owns such member interests free and clear of all liens, encumbrances (except for restrictions on transferability as contained in the Operating Subsidiaries’ limited liability company agreements), security interests, charges or claims (except for liens created pursuant to the Credit Agreement).

(f)            Capitalization.  Immediately after Closing, the only issued and outstanding limited liability company interests of the Company will consist of 5,540,000 Common Units and 365,000 Class B Units.  All outstanding Common Units and Class B Units have been duly authorized and are validly issued in accordance with the Company LLC Agreement and are fully paid (to the extent required under the Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act and otherwise by matters described in the Company LLC Agreement).

(g)           No Other Subsidiaries.  Other than (i) the Company’s ownership of 100% of the Operating Company and VNR Holdings and (ii) the Operating Company’s ownership of 100% of each of the Operating Subsidiaries, the Company does not own, directly or indirectly, any equity or debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(h)           Authorization; Enforcement.  The Company has the requisite power and authority to enter into and to consummate the Transactions in the manner contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by the Company of the Transactions have been duly authorized by all necessary action on the part of the Company or any of its members and no further consent or action is required by the Company in connection therewith.  Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and each Transaction Document constitutes, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by:

(i)            applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors rights generally and the application of equitable principles, and

(ii)           applicable laws and public policy with respect to the indemnity, contribution and exoneration provisions contained in the Transaction Documents.

(i)            No Violation.  The offering, issuance and sale by the Company of the Purchased Securities being delivered at the Closing Date, the execution, delivery and performance of the Transaction Documents by the Company Parties that are party thereto and the consummation by the Company Parties that are party thereto of the Transactions do not and will not:

(i)            violate any provision of the certificate of formation, partnership agreement, limited liability company agreement, or other organizational or charter documents of any of the Company Parties;

(ii)           constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a debt or other obligation of the Company Parties) to which the Company Party is a party or by which any property or asset of the Company Parties is bound or affected, except to the extent that such default, termination, amendment, acceleration or cancellation right would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(iii)          result in a violation of any law, statute, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which any of the Company Parties is subject (including federal and state securities laws and regulations) or by which any property or asset of the Company

Parties is bound or affected, except to the extent that such violation would not, singly or in the aggregate,  reasonably be expected to have a Material Adverse Effect; or

(iv)          result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Company Parties (other than liens created pursuant to the Credit Agreement or arising by, through or under the Company LLC Agreement), which liens would reasonably be expected to have a Material Adverse Effect.

(j)            Restrictions on Distributions.  Except for the Credit Agreement, none of the Company Parties has entered into any agreement that restricts or prohibits its ability to pay cash distributions.

(k)           Issuance of the Purchased Securities.  The Purchased Securities are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act and otherwise by matters described in the Company LLC Agreement), free and clear of all liens and shall not be subject to preemptive or similar rights.  Except as provided in Schedule 3.1(k), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or any right to subscribe for or acquire, any equity securities of any of the Company Parties, or contracts or commitments by which the Company Parties are bound to issue additional equity securities of any of the Company Parties, or securities or rights convertible or exchangeable into equity securities of any of the Company Parties nor is there any restriction upon the voting or transfer of any equity securities of any of the Company Parties.

(l)            Financial Statements.  The Company has made available to the Purchasers the Financial Statements.  The Financial Statements were prepared in accordance with generally accepted accounting principles used in the United States (“GAAP”), consistently applied (except as disclosed in the footnotes thereto), and fairly present, in all material respects, the consolidated financial position and results of operations of the Operating Company as of the dates thereof and for the periods covered thereby.

(m)          Permits.  Each of the Company Parties possesses all certificates, authorities or permits issued by the appropriate local, state or federal regulatory agencies or bodies necessary to conduct the business currently conducted by it, except for such certificates, authorizations or permits which, (i) are of the type that are to be obtained in the ordinary course of business and the Company Parties reasonably believe will be obtained, or (ii) if not obtained, would not, singly or in the aggregate,  reasonably be expected to have a Material Adverse Effect.  None of the Company Parties has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which would reasonably be expected to have a Material Adverse Effect.  The continuation, validity and effectiveness of all such certificates, authorizations and permits will not be adversely affected by the transactions contemplated by this Agreement or the other Transaction Documents.

(n)           Reserve Engineer.  Netherland Sewell and Associates, Inc. (the “Reserve Engineer”) is the Company’s independent reserve engineer.  No information has come to the attention of the Company that could reasonably be expected to cause the Reserve Engineer to withdraw its Reserve Report.

(o)           Information Underlying Reserve Report.  The information underlying the estimates of the Company’s proved reserves that was supplied to the Reserve Engineer for the purposes of preparing the Reserve Report and estimates of the proved reserves of the Company in the Reserve Report, including, production, costs of operation, and, to the knowledge of the Company, future operations and sales of production, was true and correct in all material respects on the dates such information was provided, and such information was supplied and was prepared in accordance with customary industry practices.  Other than normal production of the reserves, product price fluctuations, and fluctuations of demand for such products, and except as disclosed in the Reserve Report, the Company is not aware of any facts or circumstances that would result in a materially adverse change in the reserves in the aggregate, or the aggregate present value of the future net cash flows therefrom, as reflected in the Reserve Report.

(p)           Title to Assets.  Except for such failures that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(i)            Each of the Company Parties has (A) legal, valid and defensible title to the interests in Oil and Gas Properties supporting the estimates of its net proved reserves contained in the Reserve Report, (B) good and marketable title in fee simple to all real property other than Oil and Gas Properties covered by clause (A), and (C) good and marketable title to all personal property owned by them, in each case free and clear of all liens except those arising under the Credit Agreement or those that do not materially affect the value of the property of the Company Parties, taken as a whole, and do not materially interfere with the use made and proposed to be made of such property by any of the Company Parties.

(ii)           With respect to all real property and buildings held under lease by any of the Company Parties (A) such leases are in full force and effect and constitute valid and binding obligations of the Company Parties thereto; (B) there have not been and there currently are not any defaults by any of the Company Parties thereunder except for such defaults as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; (C) to the knowledge of the Company Parties, no event has occurred, which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder by any of the Company Parties entitling the lessor to terminate the lease; and (D) the continuation, validity and effectiveness of all such leases under the current rentals and other current terms thereof will not be adversely affected by the transactions contemplated by this Agreement or the other Transaction Documents.

(q)           Environmental.  Except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(i)            The operations and activities of each of the Company Parties is in compliance with all Environmental Laws and Regulations.

(ii)           Each of the Company Parties has obtained and is in compliance with all requirements, permits, licenses and other authorizations which are required with respect to its operations, under all Environmental Laws and Regulations.

(iii)          There is no civil, criminal, administrative or other action, suit, demand, claim, hearing, notice of violation, proceeding, investigation, notice or demand pending, received, or, to the knowledge of the Company Parties, threatened against the Company Parties relating in any way to any Environmental Laws and Regulations, which has not been abated.

(iv)          No real property currently owned, leased or operated by the Company Parties has been placed on the National Priorities List of hazardous waste sites by the U.S. Environmental Protection Agency and to the knowledge of the Company Parties, no real properties previously owned, leased or operated by the Company Parties is currently identified on this list.

(v)           No underground tanks exist or, to the knowledge of the Company Parties, have existed on any real property now or previously owned, leased, operated or utilized by the Company Parties or their predecessors.

(vi)          No Hazardous Materials have been Released at, on, under or from any property currently owned operated or to the knowledge of the Company Parties, previously owned or operated by the Company Parties in violation of Environmental Laws and Regulations or in a manner that could give rise to any liability under Environmental Laws and Regulations.

(r)            No Consents.  No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company Parties or any of their respective properties is required for the issuance and sale of the Purchased Securities by the Company or for the consummation by the Company of the Transactions, except in each case for such consents, approvals, authorizations, orders, registrations or qualifications (i) as have been obtained, (ii) as may be required under state securities or Blue Sky laws in connection with the purchase of the Purchased Securities, (iii) the failure of which to obtain would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iv) that will be obtained to effect the transfers contemplated by the agreements set forth on Schedule 3.1(r).

(s)           No Default.  None of the Company Parties (i) is in violation of its certificate of limited partnership, certificate of formation, partnership agreement or other organizational or charter documents, (ii) is in default and no event has occurred which, with notice or lapse of time or both, would become a default under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a debt or other obligation of the Company Parties) to which a Company Party is a party or by which any property or asset of the Company Parties is bound or affected which default would reasonably be expected to have a Material Adverse Effect, or (iii) is in violation of any law, statute, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which any of the Company Parties is subject (including, without limitation, federal and state securities laws and regulations), or by which any property or asset of the Company Parties is bound or affected, which violation would reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Company, no third party to any agreement, credit facility, debt or other instrument (evidencing a debt or other obligation of the Company Parties) to which any of the Company Parties is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which default would reasonably be expected to have a Material Adverse Effect.

(t)            Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the offer, sale and issuance of the Purchased Securities, and the Company has not taken any action that could cause the Purchasers to be liable for any such fees or commissions.

(u)           Private Placement.  Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the offer, sale and issuance of the Purchased Securities to the Purchasers are exempt from the registration requirements of the Securities Act, and the securities laws of any state having jurisdiction with respect thereto and none of the Company Parties has taken any action that would cause the loss of such exemption.

(v)           Registration Rights.  Except for registration rights granted (i) pursuant to the Registration Rights Agreement or (ii) pursuant to the Company LLC Agreement, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any Common Units or other securities of any of the Company Parties registered with the Commission.

(w)          Absence of Changes.  Except as disclosed on Schedule 3.1(w), since December 31, 2006, (i) none of the Company Parties has incurred any liability or obligation, indirect, direct or contingent (including off-balance sheet obligations), or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Company Parties, taken as a whole, (ii) except as a result of this offering, there has not been any material change in the capitalization, or material increase in the short-term debt or long-term debt, of the Company Parties, taken as a whole, and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in the business, prospects, financial condition or results of operations of the Company Parties, taken as a whole.

(x)            Insurance.  The Company Parties maintain insurance with insurers of recognized financial responsibility covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as are reasonably adequate to protect them and in the businesses in which the Company Parties are engaged.  All such insurance is outstanding and duly in force on the date hereof.

(y)           Transactions With Affiliates and Employees.  Except as described on Schedule 3.1(y), none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company Parties is a party to any transaction with any of the Company Parties (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case that would be required to be described in a registration statement on Form S-1 filed with the Commission under the Securities Act.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Company Party to or for the benefit of any of the officers or directors of any Company Party or their respective family members.

(z)            No Litigation.  Except as described on Schedule 3.1(z), there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened against the Company Parties to which any property of any of them is subject that would reasonably be expected to have a Material Adverse Effect.

(aa)         Investment Company.

None of the Company Parties is now, and after the sale of the Purchased Securities and the application of the net proceeds from such sale will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended, except that the Company does not represent or warrant as to the Company Parties being “controlled by” an “investment company” with respect to the Purchasers.

(bb)         No Side Agreement.  Except as described on Schedule 3.1(bb), there are no other agreements by, between or among the Company Parties or their Affiliates, on the one hand, and any Purchaser or its Affiliates, on the other hand, with respect to the transactions contemplated hereby, nor have any promises or inducements been made between or among such parties with respect to future transactions.

(cc)         Taxes.  Except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect and except as set forth on Schedule 3.1(cc): (i) the Company Parties have, in respect of their business, filed all tax returns required to be filed; (ii) to the knowledge of the Company, such tax returns are true, correct and complete; (iii) the Company Parties have paid in full all taxes shown to be due on such tax returns; and (iv) none of the Company Parties have received any written notice of deficiency or assessment from any taxing authority with respect to liabilities for taxes of the Company, which have not been fully paid or finally settled, unless being contested in good faith through appropriate proceedings and for which adequate reserves are presented on the Financial Statements.

(dd)         Qualifying Income.  The assets and businesses of the Company Parties currently meet the gross income requirements of Section 7704 (c)(2) of the Internal Revenue Code of 1986, as amended, and are expected to continue to meet such gross income requirements for the taxable year ended December 31, 2007.

(ee)         EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 3.1, NEITHER THE COMPANY NOR ANY OF ITS AFFILIATES, NOR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, MEMBERS OR EMPLOYEES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE COMPANY OR ITS SUBSIDIARIES, OR ANY OF THEIR RESPECTIVE ASSETS, LIABILITIES OR OPERATIONS.

(ff)           Accounting Firm.  UHY LLP is an independent registered public accounting firm with respect to the Company Parties.

(gg)         No Labor Dispute.  No labor dispute with the employees of any of the Company Parties exists or, to the knowledge of the Company, is imminent or threatened that would, singly or in the aggregate, reasonably expected to have a Material Adverse Effect.

(hh)         Material Contracts.  True and complete copies of all material contracts and other agreements (and all written amendments or other modifications thereto) set forth on Schedule 3.1(hh) have been furnished or made available to the Purchasers.  Except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) all of such material contracts and other agreements are valid, subsisting, in full force and effect, binding upon the Company or its Subsidiaries party thereto, as applicable, and, to the knowledge of the Company, binding upon the other parties thereto in accordance with their terms; (ii) the Company or its Subsidiaries party thereto is not in default under any of them, nor, to the knowledge of the Company, is any other party to any such contract or other agreement in default thereunder; and (iii) to the knowledge of the Company no event has occurred that with notice or lapse of time or both would constitute a default by the Company or its Subsidiaries party thereto thereunder.

(ii)           Disclosure.  The Financial Models and the PowerPoint Presentation were prepared in good faith with a reasonable basis for the information contained therein.

3.2           Representations and Warranties of Nami. Nami hereby represents and warrants to each Purchaser that to his knowledge, as of the Closing, after giving effect to transactions contemplated by this Agreement:

(a)           No Violation.  The offering, issuance and sale by the Company of the Purchased Securities being delivered at the Closing Date, the execution, delivery and performance of the Transaction Documents by the Company Parties that are party thereto and the consummation by the Company Parties that are party thereto of the Transactions do not and will not:

(i)            violate any provision of the certificate of formation, partnership agreement, limited liability company agreement, or other organizational or charter documents of any of the Company Parties;

(ii)           constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a debt or other obligation of the Company Parties) to which the Company Party is a party or by which any property or asset of the Company Parties is bound or affected, except to the extent that such default, termination, amendment, acceleration or cancellation right would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(iii)          result in a violation of any law, statute, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which any of the Company Parties is subject (including federal and state securities laws and regulations) or by which any property or asset of the Company Parties is bound or affected, except to the extent that such violation would not, singly or in the aggregate,  reasonably be expected to have a Material Adverse Effect; or

(iv)          result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Company Parties (other than liens created pursuant to the Credit Agreement or arising by, through or under the Company LLC Agreement), which liens would reasonably be expected to have a Material Adverse Effect.

(b)           Permits.  Each of the Company Parties possesses all certificates, authorities or permits issued by the appropriate local, state or federal regulatory agencies or bodies necessary to conduct the business currently conducted by it, except for such certificates, authorizations or permits which, (i) are of the type that are to be obtained in the ordinary course of business and the Company Parties reasonably believe will be obtained, or (ii) if not obtained, would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.  None of the Company Parties has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which would reasonably be expected to have a Material Adverse Effect.  The continuation, validity and effectiveness of all such certificates, authorizations and permits will not be adversely affected by the transactions contemplated by this Agreement or the other Transaction Documents.

(c)           Information Underlying Reserve Report.  The information underlying the estimates of the Company’s proved reserves that was supplied to the Reserve Engineer for the purposes of preparing the Reserve Report and estimates of the proved reserves of the Company in the Reserve Report, including, production, costs of operation, and, to the knowledge of Nami, future operations and sales of production, was true and correct in all material respects on the dates such information was provided, and such information was supplied and was prepared in accordance with customary industry practices.  Other than normal production of the reserves, product price fluctuations, and fluctuations of demand for such products, and except as disclosed in the Reserve Report, Nami is not aware of any facts or circumstances that would result in a materially adverse change in the reserves in the aggregate, or the aggregate present value of the future net cash flows therefrom, as reflected in the Reserve Report.

(d)           Title to Assets.  Except the such failures that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(i)            Each of the Company Parties has (A) legal, valid and defensible title to the interests in Oil and Gas Properties supporting the estimates of its net proved reserves contained in the Reserve Report, (B) good and marketable title in fee simple to all real property other than Oil and Gas Properties covered by clause (A), and (C) good and marketable title to all personal property owned by them, in each case free and clear of all liens except those arising under the Credit Agreement or those that do not materially affect the value of the property of the Company Parties, taken as a whole, and do not materially interfere with the use made and proposed to be made of such property by any of the Company Parties.

(ii)           With respect to all real property and buildings held under lease by any of the Company Parties (A) such leases are in full force and effect and constitute valid and binding obligations of the Company Parties thereto; (B) there have not been and there currently are not any defaults by any of the Company Parties thereunder except for such defaults as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; (C) to the knowledge of Nami, no event has occurred, which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder by any of the Company Parties entitling the lessor to terminate the lease; and (D) the continuation, validity and effectiveness of all such leases under the current rentals and other current terms thereof will not be adversely affected by the transactions contemplated by this Agreement or the other Transaction Documents.

(e)           Environmental.  Except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(i)            The operations and activities of each of the Company Parties are in compliance with all Environmental Laws and Regulations.

(ii)           Each of the Company Parties has obtained and is in compliance with all requirements, permits, licenses and other authorizations which are required with respect to its operations, under all Environmental Laws and Regulations.

(iii)          There is no civil, criminal, administrative or other action, suit, demand, claim, hearing, notice of violation, proceeding, investigation, notice or demand pending, received, or, to the knowledge of Nami, threatened against the Company Parties relating in any way to any Environmental Laws and Regulations, which has not been abated.

(iv)          No real property currently owned, leased or operated by the Company Parties has been placed on the National Priorities List of hazardous waste sites by the U.S. Environmental Protection Agency and to the knowledge of Nami, no real properties previously owned, leased or operated by the Company Parties is currently identified on this list.

(v)           No underground tanks exist or, to the knowledge of Nami, have existed on any real property now or previously owned, leased, operated or utilized by the Company Parties or their predecessors.

(vi)          No Hazardous Materials have been Released at, on, under or from any property currently owned operated or to the knowledge of Nami, previously owned or operated by the Company Parties in violation of Environmental Laws and Regulations or in a manner that could give rise to any liability under Environmental Laws and Regulations.

(f)            No Consents.  No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company Parties or any of their respective properties is required for the issuance and sale of the Purchased Securities by the Company or for the consummation by the Company of the Transactions, except in each case for such consents, approvals, authorizations, orders, registrations or qualifications (i) as have been obtained, (ii) as may be required under state securities or Blue Sky laws in connection with the purchase of the Purchased Securities, (iii) the failure of which to obtain would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iv) that will be obtained to effect the transfers contemplated by the agreements set forth on Schedule 3.1(r).

(g)           No Default.  None of the Company Parties (i) is in violation of its certificate of limited partnership, certificate of formation, partnership agreement or other organizational or charter documents, (ii) is in default and no event has occurred which, with notice or lapse of time or both, would become a default under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a debt or other obligation of the Company Parties) to which a Company Party is a party or by which any property or asset of the Company Parties is bound or affected which default would reasonably be expected to have a Material Adverse Effect, or (iii) is in violation of any law, statute, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which any of the Company Parties is subject (including, without limitation, federal and state securities laws and regulations), or by which any property or asset of the Company Parties is bound or affected, which violation would reasonably be expected to have a Material Adverse Effect.  To the knowledge of Nami, no third party to any agreement, credit facility, debt or other instrument (evidencing a debt or other obligation of the Company Parties) to which any of the Company Parties is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which default would reasonably be expected to have a Material Adverse Effect.

(h)           Absence of Changes.  Except as disclosed on Schedule 3.1(w), since December 31, 2006, (i) none of the Company Parties has incurred any liability or obligation, indirect, direct or contingent (including off-balance sheet obligations), or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Company Parties, taken as a whole, (ii) except as a result of this offering, there has not been any material change in the capitalization, or material increase in the short-term debt or long-term debt, of the Company Parties, taken as a whole, and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in the business, prospects, financial condition or results of operations of the Company Parties, taken as a whole.

(i)            Transactions With Affiliates and Employees.  Except as described on Schedule 3.1(y), none of the officers or directors of the Company and, to the knowledge of Nami, none of the employees of the Company Parties is a party to any transaction with any of the Company Parties (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Nami, any entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case that would be required to be described in a registration statement on Form S-1 filed with the Commission under the Securities Act.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Company Party to or for the benefit of any of the officers or directors of any Company Party or their respective family members.

(j)            No Litigation.  Except as described on Schedule 3.1(z), there are no legal or governmental proceedings pending or, to the knowledge of Nami, threatened against the Company Parties to which any property of any of them is subject that would reasonably be expected to have a Material Adverse Effect.

(k)           No Side Agreement.  Except as described on Schedule 3.1(bb), there are no other agreements by, between or among the Company Parties or their Affiliates, on the one hand, and any Purchaser or its Affiliates, on the other hand, with respect to the transactions contemplated hereby, nor have any promises or inducements been made between or among such parties with respect to future transactions.

(l)            Taxes.  Except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect and except as set forth on Schedule 3.1(cc): (i) the Company Parties have, in respect of their business, filed all tax returns required to be filed; (ii) to the knowledge of Nami, such tax returns are true, correct and complete; (iii) the Company Parties have paid in full all taxes shown to be due on such tax returns; and (iv) none of the Company Parties have received any written notice of deficiency or assessment from any taxing authority with respect to liabilities for taxes of the Company, which have not been fully paid or finally settled, unless being contested in good faith through appropriate proceedings and for which adequate reserves are presented on the Financial Statements.

(m)          EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 3.2, NEITHER NAMI NOR ANY OF HIS AFFILIATES, NOR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, MEMBERS OR EMPLOYEES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE COMPANY OR ITS SUBSIDIARIES, OR ANY OF THEIR RESPECTIVE ASSETS, LIABILITIES OR OPERATIONS.

(n)           Material Contracts.  True and complete copies of all material contracts and other agreements (and all written amendments or other modifications thereto) set forth on Schedule 3.01(hh) have been furnished or made available to the Purchasers.  Except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) all of such material contracts and other agreements are valid, subsisting, in full force and effect, binding upon the Company or its Subsidiaries party thereto, as applicable, and, to the knowledge of Nami, binding upon the other parties thereto in accordance with their terms; (ii) the Company or its Subsidiaries party thereto is not in default under any of them, nor, to the knowledge of Nami, is any other party to any such contract or other agreement in default thereunder; and (iii) to the knowledge of the Nami, no event has occurred that with notice or lapse of time or both would constitute a default by the Company or its Subsidiaries party thereto thereunder.

3.3           Representations and Warranties of Purchasers.  Each Purchaser hereby, severally and not jointly, represents and warrants to the Company as follows:

(a)           Organization; Authority.  Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  Purchaser has the requisite partnership or limited liability company power and authority to enter into any Transaction Documents to which Purchaser is a party and to consummate the Transactions hereunder and thereunder and otherwise to carry out its obligations hereunder and thereunder.  The purchase by Purchaser of the Purchased Securities has been duly authorized by all necessary action on the part of Purchaser.  Each of the Transaction Documents to which Purchaser is a party has been (or upon delivery will be) duly executed and delivered by Purchaser and constitutes, or when delivered in accordance with the terms hereof will constitute, the valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights and the application of equitable principles.

(b)           Purchaser Intent.  Purchaser is acquiring the Purchased Securities for investment purposes only and not with a view to or for distributing or reselling such Purchased Securities or any part thereof.  Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, that the Purchased Securities may not be sold or transferred or offered for sale or transfer by it without registration under the Securities Act and any applicable state securities or Blue Sky laws or the availability of exemptions therefrom, and that the Company has no present intention of registering the resale of any of such Purchased Securities other than as contemplated by the Registration Rights Agreement.  Purchaser understands that any Transfer Agent of the Company will be issued stop-transfer restrictions with respect to the Purchased Securities unless such transfer is subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available.  Nothing contained herein shall be deemed a representation or warranty by Purchaser to hold the Purchased Securities for any period of time.

(c)           Purchaser Status.  Purchaser is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and is acquiring the Purchased Securities only for its own account and not for the account of others, for investment purposes and not on behalf of any other account or Person or with a view to, or for offer or sale in connection with, any distribution thereof.  Purchaser is not an entity formed for the specific purpose of acquiring the Purchased Securities.

(d)           Compliance with Laws and Other Instruments.  The execution and delivery of the Transaction Documents by the Purchaser and the consummation of the transactions contemplated thereby do not conflict with or result in any violation of or default under any provision of any charter, bylaws, trust agreement, partnership agreement, or other organizational document, as the case may be, of the Purchaser or any agreement, certificate, or other instrument to which the Purchaser is a party or by which the Purchaser or, to Purchaser’s knowledge, any of its properties is bound, or any permit, franchise, judgment, decree, statute, rule, regulation, or other law applicable to the Purchaser or the business or properties of the Purchaser.

(e)           Consents.  No consent, approval or authorization of, or filing, registration or qualification with, any court or governmental or regulatory department, agency or authority having jurisdiction over the Purchaser or its business or properties is required for the execution and delivery of this Agreement or the Company LLC Agreement by the Purchaser or the performance of the Purchaser’s obligations and duties hereunder or thereunder.

(f)            No Government Declaration as to Purchased Securities.  Purchaser agrees and is aware that no federal or state agency has passed upon the Purchased Securities, or made any findings or determination as to the fairness of an investment in the Purchased Securities.

(g)           No Market for Purchased Securities.  Purchaser understands that there is presently no established market for the Purchased Securities and that no public market for the Purchased Securities may develop.

(h)           Reliance on Exemptions.  Purchaser understands that the Purchased Securities are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Purchased Securities.

(i)            Experience of Purchaser.  Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Securities, and has so evaluated the merits and risks of such investment.  Purchaser is able to bear the economic risk of an investment in the Purchased Securities and, at the present time and in the foreseeable future, is able to afford a complete loss of such investment.

(j)            Access to Information.  Purchaser has been afforded:

(i)            the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Purchased Securities and the merits and risks of investing in the Purchased Securities;

(ii)           access to information about the Company Parties and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and

(iii)          the opportunity to obtain such additional information from the Company that is necessary to make an informed investment decision with respect to the investment.

EACH PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN SECTION 3.1, NEITHER THE COMPANY NOR ANY OF ITS AFFILIATES, NOR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, MEMBERS OR EMPLOYEES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE COMPANY OR ITS SUBSIDIARIES, OR ANY OF THEIR RESPECTIVE ASSETS, LIABILITIES OR OPERATIONS.

(k)           Investment Risk.  Purchaser acknowledges that it is aware that its investment in the Purchased Securities is speculative and involves a high degree of risk.

(l)            Withholding.  The information provided by the Purchaser on Form W-8 or Form W-9, as applicable, and delivered to the Company in connection with this Agreement is true and complete.

(m)          Publicly Traded Partnerships.  Either the Purchaser is not a partnership, S corporation, or grantor trust for U.S. federal income tax purposes, or, if the Purchaser is a partnership, S corporation, or grantor trust, the Purchaser was not formed with, and will not be used for, a principal purpose of permitting the Company to satisfy the 100 partner limitation contained in Section 1.7704-1(h)(1)(ii) of the Treasury Regulations promulgated under the Code.

(n)           No Legal, Tax or Investment Advice.  Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to Purchaser in connection with the purchase of the Purchased Securities constitutes legal, tax or investment advice.  Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Purchased Securities.

(o)           Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Purchaser to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the offer, sale and issuance of the Purchased Securities, and the Purchaser has not taken any action that could cause the Company to be liable for any such fees or commissions.

(p)           Certain Illegal Activities.  Purchaser represents that neither it nor, to its knowledge, any Person or entity controlling, controlled by or under common control with Purchaser nor any Person or entity having a beneficial interest in Purchaser nor any Person or entity on whose behalf Purchaser is acting (a) is a Person or entity listed in the annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), (b) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC), (c) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank, (d) is a senior non-U.S. political figure or an immediate family member or close associate of such figure, or (e) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, antiterrorist and asset control laws, regulations, rules or orders (categories (a) through (e) collectively, a “Prohibited Investor”).  Purchaser agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, antiterrorist and asset control laws, regulations, rules and orders.  Purchaser consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its Affiliates and agents of such information about Purchaser as the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, antiterrorist and asset control laws, regulations, rules and orders.  If Purchaser is a financial institution that is subject to the Patriot Act, Public Law No. 107-56 (Oct. 26, 2001) (the “Patriot Act”), Purchaser represents that Purchaser has met all of its respective obligations under the Patriot Act.  Purchaser acknowledges that if, following the investment in the Company by Purchaser, the Company reasonably believes that Purchaser is a Prohibited Investor or is otherwise engaged in suspicious activity or refuses to provide promptly information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Purchaser to transfer the Purchased Securities.  Purchaser further acknowledges that Purchaser will not have any claim against the Company or any of its Affiliates or agents for any form of damages as a result of any of the foregoing actions.

(q)           No Side Agreements.  Except as described on Schedule 3.1(bb), there are no other agreements by, among or between the Company or its Affiliates, on the one hand, and any of the Purchasers or their Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties.

(r)            Purchaser Status.  The Purchaser is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and is acquiring the Purchased Securities only for its own account and not for the account of others, for investment purposes and not on behalf of any other account or Person or with a view to, or for offer or sale in connection with, any distribution thereof.  None of the Purchasers, other than BLRTQS Partners, is an entity formed for the specific purpose of acquiring the Purchased Securities.  Each of the equity owners of BLRTQS Partners Investment Partners is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act).

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)           Purchaser understands that the Purchased Securities are being offered in a transaction not involving a public offering within the meaning of the Securities Act and that the offer and sale of the Purchased Securities has not been registered under the Securities Act and, unless so registered, the Purchased Securities may not be sold except as permitted in the following sentence.  Purchaser agrees that, if in the future Purchaser decides to offer, resell, pledge or otherwise transfer such Purchased Securities, such Purchased Securities may be offered, resold, pledged or otherwise transferred only (i) to the Company or a subsidiary thereof, (ii) pursuant to a registration statement that has been declared effective under the Securities Act, or (iii) pursuant to an available exemption from the registration requirements of the Securities Act, subject to compliance with any applicable securities laws of any jurisdiction.  Purchaser understands that the Transfer Agent for the Common Units will not be required to accept for registration or transfer any Common Units acquired by Purchaser hereunder, except upon presentation of evidence satisfactory to the Company and the Transfer Agent that the foregoing restrictions on transfer have been complied with.  Purchaser acknowledges that the Company reserves the right prior to any offer, sale or other transfer of the Purchased Securities to require the delivery of an opinion of counsel, certifications and/or other information reasonably satisfactory to the Company.  Purchaser agrees not to engage in hedging transactions with regard to the Purchased Securities unless in compliance with the Securities Act.

(b)           Purchaser agrees to the imprinting, so long as is required by this Section 4.1(b), of the following legend on any certificate evidencing Purchased Securities:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

Certificates evidencing Purchased Securities shall not be required to contain such legend or any other legend following any sale of such Purchased Securities pursuant to an effective registration statement or Rule 144, or if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission).

(c)           Removal of Legend.  Each Purchaser may request the Company to remove the legend described in Section 4.1(b) from the certificates evidencing the Purchased Securities by submitting to the Company such certificates, together with an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act or applicable state laws, as the case may be. The Company shall cooperate with such Purchaser to effect the removal of such legend.

4.2           Integration.  The Company shall not, and shall use its commercially reasonable efforts to ensure that neither the Company nor any of its Subsidiaries shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Purchased Securities to Purchaser in a manner that would require the registration under the Securities Act of the sale of the Purchased Securities.

4.3           Audited Financial Statements.  The Company shall provide audited Financial Statements to the Purchasers within 5 Business Days of Closing; such audited Financial Statements shall be identical to the Financial Statements attached hereto as Exhibit D.

4.4           Consents.  The Company shall obtain all consents, approvals, authorizations, orders, registrations or qualifications and shall file any documents or other information as may be required (i) to be filed pursuant to applicable statutes and regulations of the Commonwealth of Kentucky and/or the State of Tennessee relating to the licensing, transfer or operation of oil and/or gas wells subsequent to the consummation of the Transactions (except where the failure to shall obtain such consents, approvals, authorizations, orders, registrations or qualifications and to file any such documents or other information would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect) and (ii) as necessary to effect the transfers contemplated by the agreements set forth on Schedule 3.1(r).

ARTICLE V
INDEMNIFICATION

5.1           Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the issuance and delivery of the Purchased Securities for a period of one year, with the exception that the representations and warranties set forth in Sections 3.1(a) through 3.1(h), 3.1(k), 3.1(o), 3.1(t), 3.1(q), 3.1(bb), 3.2(c), 3.2(e), 3.2(k) and 3.3(a) shall survive perpetually.  Upon the expiration of any representation and warranty pursuant to this Section 5.1, unless written notice of a claim based on such representation and warranty shall have been delivered to the Indemnifying Party prior to such expiration, no claim may be brought based on the breach of such representation and warranty.

5.2           Indemnification.

(a)           Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Purchasers, the officers, directors, partners, members, agents, investment advisors and employees of each of them, each Person who controls any Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to the breach of any of the representations, warranties or covenants of the Company contained herein, provided that such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty.

(b)           Indemnification by Nami.  Nami shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Purchasers, the officers, directors, partners, members, agents, investment advisors and employees of each of them, each Person who controls any Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to the breach of any of the representations, warranties or covenants of Nami contained herein, provided that such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty, provided further that such claim for indemnification relating to a breach of a representation or warranty shall first be sought against the Company and Nami’s indemnification obligation shall be reduced by the Company’s amount of indemnification provided pursuant to Section 5.2(a).

(c)           Indemnification by Purchasers.  Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review), as incurred, arising out of or relating to the breach of any of the representations, warranties or covenants of such Purchaser contained herein, provided that such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty, and, provided further, that the liability of each Purchaser for all claims hereunder shall not exceed such Purchaser’s Commitment Amount across from such Purchaser’s name on Schedule 1.

(d)           Conduct of Indemnification Proceedings.

(i)            If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified

Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

(ii)           An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, such counsel shall be at the expense of the Indemnifying Party).  It being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties; provided, however, that in the case a single firm of attorneys would be inappropriate due to actual or potential differing interests or conflicts between such Indemnified Parties and any other party represented by such counsel in such Proceeding or otherwise, then the Indemnifying Party shall be liable for the fees and expenses of one additional firm of attorneys with respect to such Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not contain any admission of wrongdoing or illegal conduct.

(iii)          All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder); provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder.

5.3           Indemnification Cap.  The maximum liability of the Company and Nami for claims under Section 5.2 with respect to the breach of a representation, warranty or covenant of Company or Nami contained herein shall be no greater than the total Commitment Amount.

5.4           Exclusive Remedy.  THE COMPANY AND THE PURCHASERS HEREBY ACKNOWLEDGE AND AGREE THAT THE FOREGOING INDEMNIFICATION PROVISIONS IN THIS ARTICLE V SHALL BE THE EXCLUSIVE REMEDY OF THE COMPANY AND THE PURCHASERS WITH RESPECT TO THIS AGREEMENT AND THE EVENTS GIVING RISE THERETO AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, PROVIDED THAT THIS SECTION 5.4 SHALL NOT APPLY TO CLAIMS FOR INTENTIONAL FRAUD, NOR SHALL IT PREVENT ANY PARTY FROM SEEKING INJUNCTIVE OR EQUITABLE RELIEF IN PURSUIT OF ITS INDEMNIFICATION CLAIMS UNDER THIS ARTICLE V. THE COMPANY AND EACH PURCHASER ACKNOWLEDGES THAT NEITHER IT, NOR ANY SUCCESSOR OR ASSIGN, SHALL HAVE ANY RIGHTS AGAINST THE OTHER PARTIES OR ITS AFFILIATES WITH RESPECT TO THE TRANSACTIONS PROVIDED FOR IN THIS AGREEMENT OTHER THAN AS IS EXPRESSLY PROVIDED IN THIS AGREEMENT.

5.5           Limitation on Damages.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL THE COMPANY OR ANY OF THE PURCHASERS BE LIABLE TO THE OTHER UNDER THIS AGREEMENT FOR ANY EXEMPLARY, PUNITIVE, REMOTE, SPECULATIVE, CONSEQUENTIAL, SPECIAL OR INCIDENTAL DAMAGES OR LOSS OF PROFITS.

ARTICLE VI
MISCELLANEOUS

6.1           Entire Agreement.  This Agreement, the Company LLC Agreement and the Registration Rights Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.  At or after the Closing, and without further consideration, the Company will execute and deliver to Purchasers such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under this Agreement, the Company LLC Agreement and the Registration Rights Agreement.

6.2           Notices.  Any notice, request, instruction, correspondence or other document to be given hereunder by either party to the other (herein collectively called “Notice”) shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

If to the Company Parties, addressed to:

Vanguard Natural Resources, LLC

Attn:  Scott W. Smith, Chief Executive Officer

7700 San Felipe, Suite 485

Houston, Texas 77063

(832)-327-2260 (fax)

If to a Purchaser, addressed to the address set forth on the applicable signature page hereto.

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt.  Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours.  Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

6.3           Additional Information.  The Company may request from any Purchaser such additional information as the Company may deem necessary to evaluate the eligibility of such Purchaser to acquire the Purchased Securities, and may request from time to time such information as the Company may deem necessary to determine the eligibility of any Purchaser to hold the Purchased Securities or to enable the Company to determine the Company’s compliance with applicable regulatory requirements or tax status, and such Purchaser shall provide such information as may reasonably be requested.

6.4           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5           Equal Treatment of Purchasers.  Without limiting the scope or effect of the provisions of Article XII of the Company LLC Agreement, no consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of the Purchased Securities or otherwise.

6.6           Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers.  All or any portion the Purchased Securities may be sold, assigned or pledged by any Purchaser, subject to compliance with applicable securities laws, the terms of this Agreement and the terms of the Company LLC Agreement.  All or any portion of the rights and obligations of the Purchasers under this Agreement may not be transferred by any Purchaser without the written consent of the Company, unless such transfer is to an Affiliate of such Purchaser in which case written consent shall not be required.

6.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Party is an intended third party beneficiary of Section 5.2 and (in each case) may enforce the provisions of such Section directly against the parties with obligations thereunder.

6.9           Governing Law.  This Agreement will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws.

6.10         Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11         Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12         Expenses.  The Company has agreed to reimburse the Purchasers in the amount of $25,000 for the legal fees and expenses of Baker Botts L.L.P., counsel for the Purchasers. If any action at law or equity is necessary to enforce or interpret the terms of the Transaction Documents, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.13         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers and the Company will be entitled to specific performance under this Agreement or the Registration Rights Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.14         Independent Nature of Purchaser’s Obligations and Rights.  The obligations of each Purchaser under this Agreement or the Registration Rights Agreement are several and not joint with the obligations of any other present or subsequent purchaser of the Purchased Securities, and each Purchaser shall not be responsible in any way for the performance of the obligations of any other Purchaser under any agreement to purchase Purchased Securities.  The decision of each Purchaser to purchase Purchased Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser of the Purchased Securities and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company Parties that may have been made or given by any other Purchaser of the Purchased Securities or by any agent or employee of any such Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions.  Nothing contained herein, in the Company LLC Agreement or in the Registration Rights Agreement, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute such Purchaser as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that such Purchaser is in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the Registration Rights Agreement.  Each Purchaser acknowledges that no other Purchaser of the Purchased Securities has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the Registration Rights Agreement, and it shall not be necessary for any other Purchaser of the Purchased Securities to be joined as an additional party in any proceeding for such purpose.  Each Purchaser represents that it has been represented by its own separate legal counsel in its review and negotiations of this Agreement and the Registration Rights Agreement.

[Signature pages to follow]

IN WITNESS WHEREOF, Purchaser has caused this Agreement to be executed by its duly authorized representative as of the date set forth below.

VANGUARD NATURAL RESOURCES, LLC

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

[Signature Page to Purchase Agreement]

/s/ Majeed S. Nami
Majeed S. Nami

[Signature Page to Purchase Agreement]

LEHMAN BROTHERS MLP OPPORTUNITY
FUND L.P.

By:	Lehman Brothers MLP Opportunity Associates L.P.,
its general partner

	By:	Lehman Brothers MLP Opportunity Associates
L.L.C., its general partner

	By:	/s/ Jeff P. Wood
Name: Jeff P. Wood
Title: Vice President

	Address:	399 Park Avenue, 9th Floor
New York, NY 10022
Attention: Michael Cannon
Facsimile No.: 646.758.4208
Telephone No.: 212.526.0029

[Signature Page to Purchase Agreement]

THIRD POINT PARTNERS LP

By: Third Point LLC, its investment manager

By:	/s/ Justin Nadler
Name: Justin Nadler
Title: COO

Address:	390 Park Avenue
New York, NY 10022
Attention: Justin Nadler
Facsimile No.: 212.224.7401
Telephone No.: 212.224.7401

THIRD POINT PARTNERS QUALIFIED LP

By: Third Point LLC, its investment manager

By:	/s/ Justin Nadler
Name: Justin Nadler
Title: COO

Address:	390 Park Avenue
New York, NY 10022
Attention: Justin Nadler
Facsimile No.: 212.224.7401
Telephone No.: 212.224.7401

[Signature Page to Purchase Agreement]

BLRTQS Partners

By:	/s/ Todd Q. Swanson
Name: Todd Q. Swanson
Title: Partner

By:	/s/ Bradley L. Radoff
Name: Bradley L. Radoff
Title: Partner

Address:	BLRTQS Partnership
4899 Montrose
Unit 1701
Houston, TX 77006

[Signature Page to Purchase Agreement]

Schedule 1

Entity	Common Units	Commitment Amount

Lehman Brothers MLP Opportunity Fund L.P.	1,145,000	$20,610,000
Third Point Partners Qualified LP	474,030	8,532,540
Third Point Partners LP	556,470	10,016,460
BLRTQS Partners	114,500	2,061,000
Total	2,290,000	$41,220,000

Schedule 3.1(k) — Issuance of the Purchased Securities

1.             Robert’s Options.  Pursuant to his employment agreement, at the IPO, Mr. Richard A. Robert will receive options to purchase 100,000 units at the IPO price.  The options vest into Common Units and have a term of five years.

2.             Class B Units.  There are 460,000 Class B Units authorized to be issued, of which 365,000 have previously been issued to Scott W. Smith and Richard A. Robert.

Schedule 3.1(r) — Future Assignments

1.             Assignment and Bill of Sale effective as of January 5, 2007 from AE to VEE of an undivided 60% of AE’s working interest in all the AE PUD Properties.

2.             Assignment and Bill of Sale effective as of January 5, 2007 from AE to VEE of all of AE’s interest in certain non-producing oil and gas properties in Tennessee.

3.             Assignment and Bill of Sale effective as of January 5, 2007 from AE to VEE of AE’s interest in certain other PUD Strata in Tennessee.

Schedule 3.1(w) — Changes

1.             Credit Agreement.  On January 3, 2007, Nami Holding Company, LLC, as borrower, entered in to a Credit Agreement, as subsequently amended, with Citibank, N.A. as Administrative Agent, the Lenders party thereto, Citibank, N.A. as Co-Lead Arranger, Sole Bookrunner and Co-Syndication Agent and BNP Paribas as Co-Lead Arranger and Co-Syndication Agent.

2.             Asset Conveyances.  In connection with this private placement and the contemplated initial public offering, the Company and its Subsidiaries have entered into various assignment and bill of sale agreements with Vinland Energy Eastern, LLC and its affiliates for the purpose of effecting the steps set forth in the Structure Memorandum of Vinson & Elkins dated as of March 1, 2007.  Please see the list of asset conveyances set forth on Schedule 3.1(y) to this Agreement.

Schedule 3.1(y) — Related Party Transactions

1.             Material Contracts.  The Company has entered into the following material contracts with Vinland Energy Gathering, LLC and/or its affiliates:

(i)          Management Services Agreement.  Effective as of January 5, 2007, the Operating Company and the Operating Subsidiaries entered in to a Management Services Agreement Vinland Energy Operations, LLC (“VEO”).

(ii)           Participation Agreement.  Effective as of January 5, 2007, the Operating Company and the Operating Subsidiaries entered in to a Participation Agreement with Vinland Energy Eastern, LLC (“VEE”).

(iii)          Operating Agreement (Kentucky Operations).  Effective as of January 5, 2007, Trust Energy Company, LLC (“TEC”) entered in to an Operating Agreement with Vinland Energy Operations, LLC (“VEO”), as Operator and VEE, as a Non-Operator.

(iv)          Operating Agreement (Tennessee Operations).  Effective as of January 5, 2007, Ariana Energy, LLC (“AE”), entered in to an Operating Agreement with VEO, as Operator and VEE, as a Non-Operator.

(v)           Well Services Agreement (Kentucky Operations).  Effective as of January 5, 2007, the Operating Company and TEC entered in to a Well Services Agreement with VEO.

(vi)          Well Services Agreement (Tennessee Operations).  Effective as of January 5, 2007, the Operating Company and AE entered in to a Well Services Agreement with VEO.

(vii)         Gathering and Compression Agreement (Kentucky Operations).  Effective as of January 5, 2007, the Operating Company and TEC entered in to a Gathering and Compression Agreement with Vinland Energy Gathering, LLC (“VEG”) and VEE.

(viii)        Gathering and Compression Agreement (Tennessee Operations).  Effective as of January 5, 2007, the Operating Company and AE entered in to a Gathering and Compression Agreement with VEG and VEE.

(ix)           Revenue Payment Agreement.  Effective as of January 5, 2007, TEC entered in to a Revenue Payment Agreement with Nami Resources Company, LLC (“NRC”).

(x)            Indemnity Agreement.  Effective as of January 5, 2007, TEC, NRC and VEE entered in to an Indemnity Agreement.

(xi)           Gas Supply Agreement.  On April 18, 2007, NRC and TEC entered into a Gas Supply Agreement.

2.             Asset Conveyances.  In connection with this private placement and the contemplated initial public offering, the Company and it Subsidiaries have entered into various assignment and bill

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of sale agreements with Vinland Energy Eastern, LLC and its affiliates for the purpose of effecting the steps set forth in the Structure Memorandum of Vinson & Elkins dated as of April 18, 2007.  These conveyance agreements are listed as follows:

All Proved Developed, Proved Undeveloped (“PUD”) and All Other Strata

(i)            Assignment and Bill of Sale effective as of January 5, 2007, from TEC to VEE of an undivided 60% of TEC’s working interest in certain of the TEC PUD properties.

(ii)           Assignment and Bill of Sale effective as of January 5, 2007 from NRC to TEC of all of NRC’c interest in oil and gas producing leasehold interests in Kentucky, except the oil and gas leases associated with the Asher litigation as described on Schedule 3.1 (p) to this Agreement.

(iii)          Assignment and Bill of Sale effective as of January 5, 2007 from TEC to VEE of all of TEC’s interest in certain non-producing oil and gas properties in Kentucky.

Non-AMI Leases

(iv)          Assignment and Bill of Sale effective as of January 5, 2007 from AE to VEE of all interests and assets not within the Tennessee AMI established between the parties.

(v)           Assignment and Bill of Sale effective as of January 5, 2007 from NRC to VEE of all interests and assets not within the Kentucky AMI established between the parties.

Midstream Assets

(vi)          Assignment and Bill of Sale effective as of January 5, 2007, from TEC to VEG of TEC’s interest in any midstream assets held by TEC in Kentucky.

(vii)         Assignment and Bill of Sale effective as of January 5, 2007, from NRC to VEG of NRC’s interest in any midstream assets held by NRC in Kentucky.

(viii)        Assignment and Bill of Sale effective as of January 5, 2007 from AE to VEG of AE’s interest in any midstream assets held by AE in Tennessee.

Operating Assets

(ix)           Assignment and Bill of Sale effective as of January 5, 2007, from TEC to VEO of TEC’s interest in any operating assets held by TEC in Kentucky.

(x)            Assignment and Bill of Sale effective as of January 5, 2007, from NRC to VEO of NRC’s interest in any operating assets held by NRC in Kentucky.

(xi)           Assignment and Bill of Sale effective as of January 5, 2007 from AE to VEO of AE’s interest in any operating assets held by AE in Tennessee.

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Other PUD Strata

(xii)          Assignment and Bill of Sale effective as of January 5, 2007 from TEC to VEE of TEC’s interest in certain other PUD Strata in Kentucky.

(xiii)         Assignment and Bill of Sale effective as of January 5, 2007 from TEC to NRC of TEC’s interest in certain non-producing wells in Kentucky.

Member Interests

(xiv)        Contribution Agreement effective as of April 18, 2007 from Nami Capital Partners, LLC to the Company of Nami Capital Partner’s 36.044% member interest in the Operating Company to the Company in exchange for 1,171,430 Common Units.

(xv)         Contribution Agreement effective as of April 18, 2007 from the Majeed S. Nami Irrevocable Trust dated 11. January 2007 to the Company of such trust’s 34.062% member interest in the Operating Company to the Company in exchange for 1,107,015 Common Units.

(xvi)        Contribution Agreement effective as of April 18, 2007 from the Majeed S. Nami Personal Endowment Fund to the Company of such fund’s 29.894% member interest in the Operating Company to the Company in exchange for 971,555 Common Units.

3.             Employment Agreements.

(i)            On December 27, 2006, but effective as of October 9, 2006, the Operating Company entered in to an Employment Agreement with Scott W. Smith. This employment agreement was subsequently terminated by an amended employment agreement that was entered into on April 18, 2007 between the Company, VNR Holdings and Scott W. Smith.

(ii)           On January 2, 2007, a the Operating Company entered in to an Employment Agreement with Richard A. Robert.  This employment agreement was subsequently terminated by an amended employment agreement that was entered into on April 18, 2007 between the Company, VNR Holdings and Richard A. Robert.

3

Schedule 3.1(z) — No Litigation

1.             Asher Litigation.  Nami Resource Company, LLC (“NRC”) has been involved in an ongoing dispute with a significant lessor, Asher and Land and Mineral Company, Ltd. (“Asher”), pursuant to which Asher claims that NRC did not correctly calculate the royalties paid to it and that NRC has failed to abide by certain terms of the leases relating to the coordination of oil and gas development with coal development. On September 8, 2006, Asher filed a complaint to initiate an action styled Asher Land and Mineral, Ltd. v. Nami Resources Company, LLC, Bell Circuit Court, Civil Action No. 06-CI-00417. In that action, Asher sought damages and rescission of its leases with NRC. Before NRC filed a responsive pleading, Asher voluntarily withdrew its complaint and dismissed that action. On December 15, 2006, Asher filed a new action styled Asher Land and Mineral, Ltd., Bell Circuit Court, Civil Action No. 06-CI-00566. In that action, Asher has made the same allegations as in the prior suit and added a claim for an undetermined amount of punitive damages. The parties have exchanged discovery requests.

Pursuant to the asset conveyance agreements described on Schedule 3.1(y), the Company will receive 100% of the net revenue from the existing producing wells located on the Asher oil and gas lease but it will not receive an assignment of any interest in the Asher leases.  The Asher lease and the litigation related thereto will be retained by NRC.

2.             Francis Litigation.  James E. Francis. v. Nami Resources Company, LLC.  U.S. District Court, Eastern District of Kentucky, London Division; Case No. 6-04-CV-510-KKC.  Mr. Francis was an investor in two well-drilling programs conducted in 1999 and in 2000. Mr. Francis invested approximately $1,600,000.00 in certain wells that were part of the 1999 drilling program. Mr. Francis has asserted that he has not been provided accurate or sufficient information with regard to his investment in the drilling program, and that he has not been compensated properly. He has sought compensatory and punitive damages. NRC has absolutely denied those contentions, and it has asserted a counterclaim against the Plaintiff, inter alia, to recover certain production costs not paid by the Plaintiff.  NRC has also asserted that all of the parties’ claims should be submitted to arbitration pursuant to the terms of their agreements. The trial set in this matter for November 14, 2006 was continued on the Court’s own motion, and it has not been reset. A telephonic pre-trial conference was held on January 3, 2007, at which time the Court set deadlines for the completion of the briefing of the parties’ cross-motions for summary judgment.

3.             Nave Litigation.  Leonard K. Nave and Kentucky Natural Gas Service v. Majeed Saiedynami, Nami Resources, LLC, et al.   Laurel Circuit Court, Division I, Civil Action No. 06-CI-1088.  The Plaintiffs in this action (the “New Action”) assert that NRC failed to perform a settlement agreement pursuant to which the parties settled all of the claims asserted in the litigation styled Leonard K. Nave, et al. v. Majeed Saiedynami, et al., Laurel Circuit, Civil Action No. 02-CI-817 (the “Original Action”).  They also seek to reopen the Original Action in which the Plaintiffs claimed NRC breached certain written and oral contracts for the supply of natural gas to the Plaintiff, Kentucky Natural Gas and made certain tort claims against NRC.  In the Original Action, NRC denied the existence of the alleged contracts on which the Original Complaint was based, and it further asserted that the Plaintiff’s failure to perform prior contracts with NRC by failing to pay for any gas received from NRC was an absolute defense to the claims against NRC.

Schedule 3.1(bb) — No Side Agreement

1.             Reference is made to the material contracts and asset conveyances described on Schedule 3.1(y). Each of those agreements will be entered into in connection with the transactions contemplated by this Agreement.

Schedule 3.1(cc) — Taxes

1.             Two of the Company Subsidiaries are currently undergoing a severance tax audit for the years 2000 through 2005 for production in the Commonwealth of Kentucky.

Schedule 3.1(hh) — Material Contracts

1.             Management Services Agreement.  Effective as of January 5, 2007, the Operating Company and the Operating Subsidiaries entered in to a Management Services Agreement Vinland Energy Operations, LLC (“VEO”).

2.             Participation Agreement.  Effective as of January 5, 2007, the Operating Company and the Operating Subsidiaries entered in to a Participation Agreement with Vinland Energy Eastern, LLC (“VEE”).

3.             Operating Agreement (Kentucky Operations).  Effective as of January 5, 2007, Trust Energy Company, LLC (“TEC”) entered in to an Operating Agreement with Vinland Energy Operations, LLC (“VEO”), as Operator and VEE, as a Non-Operator.

4.             Operating Agreement (Tennessee Operations).  Effective as of January 5, 2007, Ariana Energy, LLC (“AE”), entered in to an Operating Agreement with VEO, as Operator and VEE, as a Non-Operator.

5.             Well Services Agreement (Kentucky Operations).  Effective as of January 5, 2007, the Operating Company and TEC entered in to a Well Services Agreement with VEO.

6.             Well Services Agreement (Tennessee Operations).  Effective as of January 5, 2007, the Operating Company and AE entered in to a Well Services Agreement with VEO.

7.             Gathering and Compression Agreement (Kentucky Operations).  Effective as of January 5, 2007, the Operating Company and TEC entered in to a Gathering and Compression Agreement with Vinland Energy Gathering, LLC (“VEG”) and VEE.

8.             Gathering and Compression Agreement (Tennessee Operations).  Effective as of January 5, 2007, the Operating Company and AE entered in to a Gathering and Compression Agreement with VEG and VEE.

9.             Revenue Payment Agreement.  Effective as of January 5, 2007, TEC entered in to a Revenue Payment Agreement with Nami Resources Company, LLC (“NRC”).

10.          Indemnity Agreement.  Effective as of January 5, 2007, TEC, NRC and VEE entered in to an Indemnity Agreement.

11.          Gas Supply Agreement.  On April 18, 2007, NRC and TEC entered into a Gas Supply Agreement.

12.          Credit Agreement. On January 3, 2007, Nami Holding Company, LLC, as borrower, entered in to a Credit Agreement, dated January 3, 2007,  with Citibank, N.A. as Administrative Agent, the Lenders party thereto, Citibank, N.A. as Co-Lead Arranger, Sole Bookrunner and Co-Syndication Agent and BNP Paribas as Co-Lead Arranger and Co-Syndication Agent.

13.          Employment Agreement. On December 27, 2006, but effective as of October 9, 2006, the Operating Company entered in to an Employment Agreement with Scott W. Smith. This employment agreement was subsequently terminated by an amended employment agreement that was entered into on April 18, 2007 between the Company, VNR Holdings and Scott W. Smith.

14.          Employment Agreement. On January 2, 2007, a the Operating Company entered in to an Employment Agreement with Richard A. Robert.  This employment agreement was subsequently terminated by an amended employment agreement that was entered into on April 18, 2007 between the Company, VNR Holdings and Richard A. Robert.

15.          ISDA Master Agreement.  Nami Holding Company entered into an ISDA Master Agreement with Citibank, N.A. relating to the following transactions:

(i)            Commodity Option Transaction dated January 10, 2007 for $7.50 per MMBtu puts for the period from February 1, 2007 – March 31, 2007.

(ii)           Commodity Option Transaction dated January 10, 2007 for $7.50 per MMBtu puts for the period from April 1, 2007 – June 30, 2007.

(iii)          Commodity Option Transaction dated January 10, 2007 for $7.50 per MMBtu puts for the period from July 1, 2007 – September 30, 2007.

(iv)          Commodity Option Transaction dated January 10, 2007 for $7.50 per MMBtu puts for the period from October 1, 2007 – December 31, 2007.

(v)           Commodity Swap Transactions dated January 10, 2007 for Calendar Year 2010 at a price of $7.53 based on the Appalachia (Columbia Gas) Inside FERC Index.

(vi)          Commodity Swap Transactions dated January 10, 2007 for Calendar Year 2011 at a price of $7.15 based on the Appalachia (Columbia Gas) Inside FERC Index

15.           Hedge Transaction Documents.  Nami Holding Company entered into the following hedge transaction documents with BNP Paribas:

(i)            Commodity  Swap Transaction dated January 10, 2007 for July 1, 2007 – December 31, 2007 at a price of $7.50 per MMBtu based on the Appalachia (Columbia Gas) Inside FERC Index.

(ii)           Commodity Swap Transaction dated January 10, 2007 for Calendar Year 2008 at a price of $8.14 per MMBtu based on the Appalachia (Columbia Gas) Inside FERC Index.

(iii)          Commodity Swap Transaction dated January 10, 2007 for Calendar Year 2009 at a price of $7.78 per MMBtu based on the Appalachia (Columbia Gas) Inside FERC Index.

(iv)          Commodity Option Transaction dated January 5, 2007 for Calendar Year 2008 for $7.50 per MMBtu puts.

(v)           Commodity Option Transaction Dated January 5, 2007 for Calendar Year 2009 for $7.50 per MMBtu puts.

16.           Management Services Agreement.  On April 2, 2007, the Company and VNR Holdings entered into a Management Services Agreement pursuant to which VNR Holdings will provide the Company, to the extent requested by the Company, with general employment-related services including payroll and employment-administration, and related information technology and communication services

Exhibit A

Opinion of Vinson & Elkins L.L.P.

The Company shall furnish to the Purchasers at the time of purchase an opinion of Vinson & Elkins L.L.P., counsel for the Company, dated as of the date of the purchase, stating that:

(a)           Company Formation.  The Company has been duly formed and is validly existing as a limited liability company under the laws of the State of Delaware, with limited liability company power and authority to own or lease its properties and to conduct its business, in each case in all material respects as currently being conducted.

(b)           Capitalization and Valid Issuance of Purchased Units.  Immediately after the Closing, the only issued and outstanding limited liability company interests of the Company will consist of 5,540,000 Common Units and 365,000 Class B Units.  All outstanding Common Units and Class B Units have been duly authorized and, when paid for, issued and delivered pursuant to the Purchase Agreement, will be validly issued in accordance with the Company LLC Agreement and are fully paid (to the extent required under the Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act and otherwise by matters described in the Company LLC Agreement).

(c)           Authority.  The Company has all requisite limited liability company power and authority to issue, sell and deliver the Purchased Securities being sold to the Purchasers pursuant to the Purchase Agreement, in accordance with and upon the terms and conditions set forth in the Purchase Agreement and the Company LLC Agreement.

(d)           Enforceability of the Purchase Agreement.  The Purchase Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Purchase Agreement by the other parties thereto, is a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

(e)           Enforceability of Registration Rights Agreement.  The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Registration Rights Agreement by the Purchasers party thereto, is a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

(f)            No Violation.  The offering, issuance and sale by the Company of the Purchased Securities being delivered at the Closing Date, the execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement and the Company LLC Agreement by the Company and the consummation by the Company of the transactions under the Purchase Agreement, the Registration Rights Agreement and the Company LLC Agreement do not and will not:

violate any provision of the certificate of formation or the Company LLC Agreement; or

result in a violation of the Delaware LLC Act or federal law, except to the extent that such violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g)           Issuance of the Purchased Securities.  The Purchased Securities, and the limited partner interests represented thereby, have been duly authorized and, when issued and paid for in accordance with the Purchase Agreement, will be validly issued, fully paid and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act) and shall not be subject to preemptive or similar rights.  The issuance and sale of the Purchased Securities will not obligate the Company to issue Units to any Person (other than the Purchasers) arising by, through and under the Company LLC Agreement.

(h)           No Preemptive Rights. Except as provided in Schedule 3.1(k) to the Purchase Agreement, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or any right to subscribe for or acquire, any equity securities of the Company, or contracts or commitments by which the Company is bound to issue additional equity securities of any of the Company, or securities or rights convertible or exchangeable into equity securities of any of the Company nor is there any restriction upon the voting or transfer of any equity securities of the Company.

(i)            No Consents.  No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body under the Delaware LLC Act or federal law is required for the issuance and sale of the Purchased Securities by the Company or for the consummation by the Company Parties of the transactions contemplated by the Purchase Agreement, the Registration Rights Agreement or the Company LLC Agreement, except in each case for such consents, approvals, authorizations, orders, registrations or qualifications (i) as have been obtained, (ii) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Purchased Securities, as to which such counsel need not express any opinion or (iii) the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect.

(j)            Private Placement.  Assuming the accuracy of the representations and warranties of the Purchasers contained in the Purchase Agreement and the Purchaser Questionnaires, the offer, sale and issuance of the Purchased Securities to the Purchasers as contemplated by the Purchase Agreement may be effected without registration under the Securities Act.

(k)           Investment Company.  None of the Company Parties is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Exhibit A-1

Qualifying Income Opinion

The Company shall furnish to the Company at the time of purchase an opinion of Vinson & Elkins L.L.P., dated as of the date of the purchase, stating that:

Based on the facts set forth above and Vanguard’s letter dated April 18, 2007, it is our opinion that 90 percent or more of the gross income currently earned by Vanguard constitutes “qualifying income” within the meaning of section 7704(d) of the Code.

Exhibit A-2

Opinion of Wyatt, Tarrant & Combs LLP

The Company shall furnish to the Purchasers at the time of purchase an opinion of Wyatt, Tarrant & Combs LLP, counsel for the Company, dated as of the date of the purchase, stating that:

1.             The Operating Company has been duly formed and is validly existing as a limited liability company under the laws of the Commonwealth of Kentucky, with all necessary limited liability company power and authority to own or lease its properties and to conduct its business, in each case in all material respects as currently conducted, and is duly qualified or registered as a foreign limited liability company for the transaction of business and is in good standing under the laws of each jurisdiction set forth under its name on Annex I to this opinion.

2.             Each of the Operating Subsidiaries has been duly formed and is validly existing as a limited liability company under the applicable laws of the state of its formation, with all necessary limited liability company power and authority to own or lease its properties and to conduct its business, in each case in all material respects as currently conducted.  Each of the Operating Subsidiaries is duly registered or qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each jurisdiction set forth under its name on Annex 1 to this opinion.

3.             The Company is the sole member of the Operating Company; such member interest has been duly authorized and validly issued in accordance with the Operating Company LLC Agreement and is fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by KRS 275.230 and otherwise by matters contained in the Operating Company LLC Agreement).  The Company owns such member interest free and clear of all liens, encumbrances (except for restrictions on transferability contained in the Operating Company LLC Agreement), security interests, equities, charges or claims in respect of which a financing statement under the Uniorm Commercial Code naming the Company as debtor is on file in the office of the Secretary of State of Delaware, otherewise known to us without independent investigation other than those created under applicable law, and except for such liens as may be imposed under the Credit Agreement.

4.             The Operating Company is the sole member of each of the Operating Subsidiaries; such member interests have been duly authorized and validly issued in accordance with the Operating Subsidiaries’ limited liability company agreements and are fully paid (to the extent required under the Operating Subsidiaries’ limited liability company agreement) and nonassessable (except as such nonassessability may be affected by KRS 275.230 and TCA              and otherwise by matters contained in the Operating Subsidiaries’ limited liability company agreements).  The Operating Company owns such member interests free and clear of all liens, encumbrances (except for restrictions on transferability as contained in the Operating Subsidiaries’ limited liability company agreements), security interests, charges or claims in respect of which a financing statement under the Uniorm Commercial Code naming the Company as debtor is on file in the office of the Secretary of State of Kentucky or the Secretary of State of Tennessee, otherewise known to us without independent investigation other than those created under applicable law, and except for such liens as may be imposed under the Credit Agreement.

5.             Each Assignment Agreement has been duly authorized, executed and delivered by the Operating Company, Trust Energy Company, LLC, or Ariana Energy, LLC, as applicable, and, assuming the due authorization, execution and delivery of each Assignment Agreement by each of the other parties thereto, is a valid and legally binding agreement of the Operating Company, Trust Energy Company, LLC or Ariana Energy, LLC, as applicable, enforceable against each in accordance with its terms.

6.             Each Related Party Agreement has been duly authorized, executed and delivered by the Operating Company, Trust Energy Company, LLC or Ariana Energy, LLC, as applicable, and, assuming the due authorization, execution and delivery of each Related Party Agreement by each of the other parties thereto, is a valid and legally binding agreement of the Operating Company, Trust Energy Company, LLC or Ariana Energy, LLC, as applicable, enforceable against each in accordance with its terms.

7.             The offering, issuance and sale by the Company of the Purchased Securities being delivered at the Closing Date, the execution, delivery and performance of the Transaction Documents by the Company Parties and the consummation by the Company Parties of the transactions under the Transaction Documents do not and will not:

a.             result in a violation of any order, judgment, injunction, decree or other restriction known to us of any court or governmental authority to which any of the Company Parties is subject, or by which any property or asset of the Company Parties is bound or affected, except to the extent that such violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

b.             constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a debt or other obligation of the Company Parties) listed on Annex 2 to this opinion, except to the extent that such default, termination, amendment, acceleration or cancellation right would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect;

c.             result in a violation of the Kentucky Limited Liability Company Act or the Tennessee Limited Liability Company Act, except to the extent that such violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

d.             result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Company Parties (other than liens created pursuant to the Credit Agreement or arising by, through or under the Transaction Documents), which liens would reasonably be expected to have a Material Adverse Effect.

8.             No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Purchased Securities by the Company or for the consummation by the Company Parties of the transactions contemplated by the Transaction Documents, except in each case for such consents, approvals, authorizations, orders, registrations or qualifications (i) as have been obtained, (ii) as may be required under federal securities or state securities or Blue Sky laws in connection with the purchase and distribution of the Purchased Securities, as to which we express no opinion, [(iii) as may be required pursuant the statutes and regulations of the Commonwealth of Kentucky and/or the State of Tennessee relating to the licensing, transfer or operation of oil and/or gas wells, as to which we express no opinion,] or (iv) the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect.

9.             To our knowledge, except as described on Schedule 3.1(z), there are no legal or governmental proceedings pending or threatened against the Company Parties to which any property of any of them is subject that would reasonably be expected to have a Material Adverse Effect.

10.           To our knowledge, except as provided in Schedule 3.1(k), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or any right to subscribe for or acquire, any equity securities of any of the Operating Company or the Operating Subsidiaries, or contracts or commitments by which the Operating Company or the Operating Subsidiaries are bound to issue additional equity securities of any of the Operating Company or the Operating Subsidiaries, or securities or rights convertible or exchangeable into equity securities of any of the operating Company or the Operating Subsidiaries, nor is there an restriction upon the voting or transfer of any equity securities of any of the Operating Company or the Operating Subsidiaries.

Exhibit B

REGISTRATION RIGHTS AGREEMENT

[Intentionally Omitted]

Exhibit C

COMPANY LLC AGREEMENT

[Intentionally Omitted]

Exhibit D

FINANCIAL STATEMENTS

[Intentionally Omitted]